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Contact:  Sandra Menta
          Cephalon, Inc.
          610-738-6376


    Cephalon Announces Offering of $100 Million of Convertible Exchangeable
                                Preferred Stock

     West Chester, PA - August 5, 1999 -- Cephalon, Inc. (NASDAQ: CEPH) announced today that it intends, subject to market and other conditions, to raise $100 million, excluding the proceeds of the over-allotment option, through an offering of convertible exchangeable preferred stock. The convertible exchangeable preferred stock will be offered, through initial purchasers in the United States, only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended.

     The preferred stock will be convertible into common stock at a premium to be determined at closing. The preferred stock will be exchangeable, at the option of the company, into convertible debentures which also will be convertible into shares of Cephalon common stock at the same conversion rate as the preferred stock. The preferred stock and the debentures, if issued, will be redeemable by the company at declining redemption prices commencing in August 2001. No other terms were disclosed.
     .
     Cephalon intends to use the proceeds of the offering to fund the further development and marketing of PROVIGIL, preclinical and clinical development and other research and development activities, the settlement of legal proceedings, working capital, and other general corporate purposes. Cephalon also may use a portion of its available funds for acquisitions, although no such acquisitions are currently contemplated or to prepay our revenue sharing notes.

     The securities to be offered will not be registered under the Securities Act, or any state securities laws and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     Cephalon, Inc., headquartered in West Chester, PA, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders, sleep disorders and cancer.

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Cephalon Announces Offering of $100 Million
of Convertible Exchangeable Preferred Stock
Page 2

     In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide the company's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. The company's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth below and in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place too much reliance on any such factors or forward-looking statements. Furthermore, Cephalon does not intend (and it is not obligated) to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

     NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at http://www.cephalon.com. They are also available by fax
                      -----------------------
24 hours a day at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 134563.

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